EXHIBIT (d)(3)

May 5, 2012

The Talbots, Inc.

One Talbots Drive

Hingham, MA 02043

Attention: Board of Directors

Ladies and Gentlemen:

Investment funds managed by Sycamore Partners Management, L.L.C. (“Sycamore”) have engaged in discussions with The Talbots, Inc. (together with its subsidiaries, the “Company”) regarding the proposed acquisition (the “Transaction”) by one or more entities controlled by Sycamore of 100% of the issued and outstanding capital stock of the Company.  In consideration of the effort and expenditures of Sycamore in connection with continuing such discussions with respect to a potential Transaction, the undersigned hereby agree as follows:

1.             For a period (the “Exclusivity Period”) beginning on the date of this letter agreement and ending on the first to occur of:

(i)            the execution of a definitive agreement between Sycamore and the Company with respect to a Transaction;

(ii)           receipt by the Company of written notice from Sycamore advising the Company that Sycamore is no longer actively pursuing the Transaction; and

(iii)          5:00 p.m. (New York City time) on May 15, 2012,

the Company shall not, and shall not permit its directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents, consultants and other representatives (collectively, “Representatives”) to, directly or indirectly (in each case, other than with respect to Sycamore and/or its Representatives), (a) engage in negotiations or discussions with any person or entity, (b) solicit, knowingly encourage, or respond to any offers, proposals or inquiries from any person or entity, (c) enter into any agreement with any person or entity, (d) furnish any information or data to, or (e) provide access to the books, records, assets, business or personnel of the Company to, any person or entity in connection with any potential or actual (i) sale or other disposition of a material portion of the business or assets of the Company, taken as a whole; (ii) tender offer, merger, acquisition, consolidation, joint venture, share exchange, business combination, or similar transaction involving the Company; (iii) recapitalization, reorganization, liquidation, dissolution, or similar transaction involving the Company; or (iv) financing or refinancing involving the Company or direct or indirect investment in the Company or any sale or transfer of any equity or debt interest or security (including, without limitation, securities or instruments directly or indirectly convertible or exchangeable into equity or debt) in the Company (other than the issuance of stock options or similar instruments (or common stock of the Company issuable on the exercise of such stock options or similar instruments) to existing directors, officers or employees of the Company in the ordinary course of business consistent with past practice and issuances of common stock of the Company upon the exercise of any warrant of the Company issued and outstanding as of the date hereof) (each of the foregoing clauses (i) through (iv) collectively, an “Alternative Transaction”).  The Company shall, and shall use its reasonable best efforts to cause each of its Representatives to, immediately terminate and cease any ongoing discussions, communications or negotiations or other direct or indirect contact with any person or other entity (other than Sycamore and its Representatives) with respect to any Alternative Transaction, and if the Company or any of its Representatives are contacted during the Exclusivity Period by any person or entity with respect to an Alternative Transaction, the Company and/or its Representatives shall notify such person or entity that the Company and its Representatives are no longer permitted to, directly or indirectly, solicit, discuss, negotiate, receive or respond to proposals or provide information or enter into any agreement with respect to any Alternative Transaction during the Exclusivity Period.  During the Exclusivity Period, the Company shall use its reasonable best efforts to enforce all confidentiality, standstill and similar agreements in effect as of the date hereof with any person or entity.  The Company represents and warrants to Sycamore that the Company is not a party to any agreement with any person or entity with respect to an Alternative Transaction.

2.             As soon as reasonably practicable following the execution and delivery of this letter agreement by each of the undersigned, Sycamore’s counsel will prepare and deliver to the Company and its counsel an initial draft of a definitive agreement for the proposed Transaction reflecting Sycamore’s preferred acquisition structure for the proposed Transaction.  Each of the undersigned agrees to use commercially reasonable efforts and act in good faith to negotiate and enter into a definitive agreement with respect to the proposed Transaction prior to the end of the Exclusivity Period; it being acknowledged and agreed that unless and until a definitive agreement regarding a Transaction between the undersigned has been executed, neither the Company nor Sycamore will be under any legal obligation of any kind whatsoever with respect to a Transaction by virtue of this letter agreement or otherwise except for the matters specifically agreed to herein and in that certain Confidentiality Agreement, dated as of January 27, 2012, by and between the undersigned (the “Confidentiality Agreement”), and each party shall be free for any reason to withdraw from discussions regarding a Transaction, without obligation or liability hereunder to the other or to any other person; provided that any such withdrawal by any party hereto from discussions shall not affect such party’s obligations under this letter agreement.  For the avoidance of doubt, any such withdrawal shall not terminate or shorten the Exclusivity Period.  This agreement shall be a legal and binding obligation of the parties hereto notwithstanding anything to the contrary in the Confidentiality Agreement.

3.             Promptly following the execution and delivery of this letter agreement by the undersigned, each of the undersigned shall promptly make any required filings of this letter agreement pursuant to applicable law or regulation.  Except as may otherwise be required in order for a party hereto to comply with applicable laws or regulations, each party agrees to provide the other party with a draft copy of any such filing or other public disclosure regarding its entering into this letter agreement sufficiently in advance of such actual filing or public disclosure in order to provide the other party the opportunity to make reasonable comments to such filing or other public disclosure and further agrees to consider in good faith accepting any such comments provided.

4.             Each party shall be entitled to enforce its rights under this letter agreement specifically, to recover damages by reason of any breach of any provision of this letter agreement and to exercise all other rights existing in its favor and each party agrees and acknowledges that money damages would not be an adequate remedy for any breach of the provisions of this letter agreement and that the non-breaching party may in its sole discretion apply to a court of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce, or prevent any violation of, the provisions of this letter agreement.

5.             Any provision of this letter agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this letter agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6.             This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.  Each of the parties hereto waives all right to trial by jury in any action, proceeding or counterclaim (whether based on tort, contract or otherwise) arising out of or related to this letter agreement.

7.             This letter agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.  This letter agreement may be executed and transmitted by facsimile or by e-mail, which signature shall be binding upon the parties as if they were original signatures.  A person who is not a party to this letter agreement shall have no right to enforce any term of this letter agreement.  No party hereto shall assign this letter agreement or any of such party’s rights or obligations hereunder without the prior written consent of the other party.  This letter agreement, along with the Confidentiality Agreement, constitutes the entire understanding and agreement between the undersigned with respect to the subject matter hereof and supersedes and preempts all prior understandings, agreements (written or oral), representations and/or discussions between Sycamore and the Company that may have related to the subject matter hereof in any way.  The headings and captions used in this letter agreement are used for convenience only and are not to be considered in construing or interpreting this letter agreement.

If the foregoing accurately reflects your understanding, please have a duly authorized representative execute and return to the undersigned one copy of this letter agreement, which will constitute and evidence your agreement with respect to the matters addressed herein.

Very truly yours,

SYCAMORE PARTNERS MANAGEMENT, L.L.C.

By:	/s/ Stefan L. Kaluzny
Name: Stefan L. Kaluzny
Title: Managing Director

This letter agreement is agreed to
and accepted effective as of the date first set forth above.

THE TALBOTS, INC.

By:	/s/ Richard T. O’Connell, Jr.
Name:	Richard T. O’Connell, Jr.
Title:	Executive Vice President

May 15, 2012

The Talbots, Inc.

One Talbots Drive

Hingham, MA 02043

Attention: Board of Directors

Ladies and Gentlemen:

We refer to our Exclusivity Agreement dated May 5, 2012 (the “Exclusivity Agreement”). All terms used, but not defined, in this letter have the meanings given to them in the Exclusivity Agreement.

Sycamore and the Company agree that the reference in the first numbered paragraph of the Exclusivity Agreement to “May 15, 2012” is hereby amended to read “May 22, 2012.”  This letter shall be construed in connection with and as part of the Exclusivity Agreement and, except as expressly modified herein, all other terms and conditions of the Exclusivity Agreement remain in full force and effect.

If the foregoing accurately sets forth the understanding between Sycamore and the Company with respect to the subject matter of this letter, please so indicate by signing this letter below and electronically sending a signed copy to Sycamore. This letter shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law or choice of law which would result in the application of laws of any jurisdiction other than the State of Delaware. This letter may be executed in multiple counterparts, each of which will be deemed an original and all of which together will constitute one and the same agreement.

Very truly yours,

SYCAMORE PARTNERS MANAGEMENT, L.L.C.

By:	/s/ Stefan Kaluzny
Name: Stefan Kaluzny
Title: Managing Director

This letter agreement is agreed to

And accepted effective as of the date first set forth above.

THE TALBOTS, INC.

By:	/s/ Richard T. O’Connell, Jr.
Name:	Richard T. O’Connell, Jr.
Title:	Executive Vice President

May 22, 2012

The Talbots, Inc.

One Talbots Drive

Hingham, MA 02043

Attention: Board of Directors

Ladies and Gentlemen:

We refer to our Exclusivity Agreement dated May 5, 2012 (as amended by that certain letter agreement between Sycamore and the Company dated May 15, 2012, the “Exclusivity Agreement”). All terms used, but not defined, in this letter have the meanings given to them in the Exclusivity Agreement.

Sycamore and the Company agree that the reference in the first numbered paragraph of the Exclusivity Agreement to “May 22, 2012” is hereby amended to read “May 24, 2012.”  This letter shall be construed in connection with and as part of the Exclusivity Agreement and, except as expressly modified herein, all other terms and conditions of the Exclusivity Agreement remain in full force and effect.

If the foregoing accurately sets forth the understanding between Sycamore and the Company with respect to the subject matter of this letter, please so indicate by signing this letter below and electronically sending a signed copy to Sycamore. This letter shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law or choice of law which would result in the application of laws of any jurisdiction other than the State of Delaware. This letter may be executed in multiple counterparts, each of which will be deemed an original and all of which together will constitute one and the same agreement.

Very truly yours,

SYCAMORE PARTNERS MANAGEMENT, L.L.C.

By:	/s/ Stefan Kaluzny
Name: Stefan Kaluzny
Title: Managing Director

This letter agreement is agreed to And accepted effective as of the date first set forth above.

THE TALBOTS, INC.

By:	/s/ Richard T. O’Connell, Jr.
Name:	Richard T. O’Connell, Jr.
Title:	Executive Vice President